UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

On July 2, 2018, Flex Ltd. (the “Company”) announced that, following a review of corporate governance practices and trends, the Board of Directors (the “Board”) has determined to “de-classify” its Board in accordance with Singapore law to enable all directors to stand for election at each subsequent annual general meeting of the Company, with such annual elections of the full Board commencing at the Company’s Annual General Meeting (“AGM”) to be held in 2019.  The Company will call an Extraordinary General Meeting (“EGM”) of the shareholders of the Company prior to the 2019 AGM to obtain the approval of the Company’s shareholders to amend the Company’s Constitution accordingly and elect all directors annually, rather than through “staggered” retirement by rotation.

Important Information

Flex Ltd. (the “Company”) will file a proxy statement and associated proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the 2018 Annual General Meeting of shareholders.  Before making voting decisions, shareholders of the Company should read all relevant documents filed with or furnished to the SEC, including any proxy statement and any supplements thereto, if and when they become available because they will contain important information. You may obtain a free copy of the documents filed by the Company with the SEC, including any proxy statement, if and when it becomes available, by visiting the SEC’s website, www.sec.gov.  You may also obtain a free copy of any definitive proxy statement and other relevant filed documents when available from the Company’s website at investors.flex.com.

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2018 Annual General Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 14, 2018, as amended by Amendment No. 1 on Form 10-K/A filed on June 20, 2018, and the Company’s definitive proxy statement for the 2017 annual general meeting of shareholders, filed with the SEC on July 6, 2017.  To the extent holdings of such participants in the Company’s securities have changed or change in the future, such changes have been and will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, if any, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: July 2, 2018	By:	/s/ Christopher Collier
Name: Christopher Collier
Title: Chief Financial Officer